EMIL BROLICK PRESIDENT & CHIEF EXECUTIVE OFFICER

RECIPE TO WIN The Wendy’s Company Close-In Opportunities for Positive Impact

P RICE P RODUCT P ROMOTION Close-In Opportunities Aggressive but Responsible Functional…Functional/Emotional “Five-Star Athletes” RECIPE TO WIN P LACE P ERFORMANCE P EOPLE

PRICE…Customer Friendly…Check Building The Wendy’s Company Rebalancing Barbell Strategy TODAY LOW HIGH FUTURE

The Wendy’s Company Wendy’s Transaction Check Distribution PRICE…Customer Friendly…Check Building 37% 21% 18% 24% $8.00> $6.01-8.00 $4.01-6.00 $4.00<

The Wendy’s Company Wendy’s Transaction Check Distribution PRICE…Customer Friendly…Check Building 37% 21% 18% 24% $8.00> $6.01-8.00 $4.01-6.00 $4.00< Every 10¢ increase in average check equals a 1.57% increase in sales

The Wendy’s Company 2011 SALES DISTRIBUTION 2011 CHECK INDEX Pick-Up Window 67% 110 Carry-Out 14% 100 Dine-In 19% 123 PRICE…Customer Friendly…Check Building

Dine-In 47% Carry-Out 37% Pick-Up Window 16% The Wendy’s Company Eight U.S. Image Activation Restaurants Distribution of Sales Growth PRICE…Customer Friendly…Check Building

The Wendy’s Company 2011 CARRYOVER PRICE PRICE…to Offset Commodity Inflation 2012 COMMODITY INFLATION + + 2012 PRICE =

SHIFT TO ZONE PRICING VS. THREE REGION PRICING The Wendy’s Company Significantly Raise the Science of Pricing Optimized for: Maximum Sales Maximum Profits Stable Customer Counts ASSIGNED TO 1 OF 9 ZONES INDIVIDUAL RESTAURANTS IMMEDIATE TRADE AREA Transactions Price/Cost Promotion Data Pricing Day/Evening Pop. H H Income Competitive Intensity

The Wendy’s Company INTEGRATING MESSAGE & PRODUCT INNOVATION “FIVE-STAR QUALITY – THREE-STAR PRICE” CORE INNOVATION Hamburgers Chicken Salads Sides Beverages Protect, Grow & Build Equity Innovate & Regain Share Own It! Grow Leadership Leverage Unique Items Avoid “Me Too”

The Wendy’s Company INTEGRATING MESSAGE & PRODUCT INNOVATION “FIVE-STAR QUALITY – THREE-STAR PRICE” STEP-CHANGE INNOVATION Growth Areas Leverage Unique Capabilities Lead the Pack Honest Food… Honest Ingredients… Honest Preparation

PROMOTION…Creative Ad Campaign Chronology…There was Dave and then… 24 Ads 30 Ads 55 Ads 50 Ads 9 Ads 700+ Ads 2nd Qtr New Campaign 1989-2002 2004 2005-2006 2007 2008-2009 2009-2011 2012 Dave Mr. Wendy Do What Tastes Right Red Wig/ That’s Right Waaaay Better You Know When It’s Real Code Name: RED The Wendy’s Company 2003 Town of Dublin 15 Ads

NEW CAMPAIGN SUCCESS CRITERIA GOAL Win the Hearts and Minds of Consumers  Competing for share of mind, not just selling products HOW Tactically and Strategically Brilliant  Creates emotional connection to “Big Brand,” gains trial of promoted idea  Unique look, tone and feel…you will know it is Wendy’s The Wendy’s Company

National Marketing Calendar TODAY – “ELEVEN NATIONAL PILLARS” PROMOTION…Message IMPACT SCHEDULING LATE 2012 PROMOTIONAL SCHEDULING E Q U I T Y C O N T I N U I T Y P R I C E / V A L U E C O N T I N U I T Y The Wendy’s Company

R EC EN T D IG ITA L W IN S

R EC EN T D IG ITA L W IN S Created Twitter’s first-ever game show 400,000 consumer interactions & millions of impressions

R EC EN T D IG ITA L W IN S Most retweeted of 2011: a promoted Tweet by DTFA raised $50,000 for foster children.

WRAP-UP THOUGHTS Wendy’s Iconic Brand with Significant Latent Brand Equities  Clear brand vision… A CUT ABOVE  Clear RECIPE TO WIN  Growth platforms to deliver results  Committed to delivering what we promise  Move from significant adjustments and restructuring charges to a clear business and financial model for growth  Franchise community committed and engaged The Wendy’s Company